Exhibit 99.3

FOR IMMEDIATE RELEASE	For More Information Contact:
July 23, 2014	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

Palmetto Bancshares, Inc. Declares Quarterly Cash Dividend

Cash Dividend of $0.05 per Common Share Payable August 18, 2014

Greenville, S.C. – ☐Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”), the holding company for The Palmetto Bank, will pay a quarterly cash dividend of $0.05 per common share, payable on August 18, 2014 to shareholders of record as of the close of business on August 4, 2014.

“We are pleased to resume payment of quarterly dividends to our shareholders as part of our “value creation strategy” to increase the value of The Palmetto Bank franchise,” said Samuel L. Erwin, Chairman and Chief Executive Officer. “Over the past few years, the banking industry went through a period during which preservation of capital was paramount as the industry focused on improving its financial condition. We were prudent in our capital management and suspended the payment of our quarterly dividend after the first quarter 2009. Given our continued generation of sustained profitability, The Palmetto Bank is now well-positioned to resume payments of dividends. We believe returning a portion of our quarterly earnings to our shareholders is an effective use of our capital and demonstrates our commitment to generating shareholder value. We also believe that the payment of cash dividends increases the attractiveness of our stock to both current and potential investors.”

About The Palmetto Bank: Headquartered in Greenville, South Carolina, The Palmetto Bank is a 107-year old community bank and is the third largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate of South Carolina through 25 branch locations in nine counties along the economically attractive I-85 corridor, as well as 24/7/365 service through online and mobile banking, ATMs and telephone. The Bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness to clients. Through its Retail, Commercial and Wealth Management lines of business, the Bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, mortgage, credit card, automobile, Small Business Administration, commercial, and corporate), lines of credit, trust, brokerage, private banking, financial planning and insurance. Recognized in the past year by several international publications for innovative client technology solutions, the Bank provides solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the Bank's website at palmettobank.com or on Facebook.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.